Exhibit 4.2


                          1STOPSALE.COM HOLDINGS, INC.
                         321 N. Kentucky Avenue, Suite 1
                               Lakeland, FL 33801



                                 October 1, 2001



Mr. Joe Eberhard
JTE Finance Ltd.
Birmensdorfer Str. 55
Zuerich, Switzerland  CH-8004

         Re:   1stopsale.com Holdings, Inc.'s $500,000 principal amount
               6% Subordinated Convertible Debenture registered in the name of Finter Bank Zuerich (the "Debenture")

Dear Mr. Eberhard:

         This letter hereby clarifies the conversion provisions of the above referenced Debenture.

         The Debenture shall be convertible into 1stopsale.com Holdings, Inc.'s common stock at the rate of $1.00 per share after taking into account the 20-for-1 reverse stock split of its common stock.

         If you need anything further, please contact the undersigned.

                                                 Very truly yours,

                                                 /s/ Donald R. Mastropietro
                                                 --------------------------
                                                 Donald R. Mastropietro
                                                 President